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Columbia Management Company
10f-3 Transactions Database Third Quarter 2006
Columbia Compliance Management
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Columbia Funds Variable Insurance Trust I*

                                   Issuer/Security       Purchase                      Shares/           Price Paid Syndicate
Fund Name             CUSIP          Description           Date      Selling Broker   Par Value  Price    By Fund    Status
---------           --------- -------------------------- --------- ------------------ --------- -------- ---------- ---------
Columbia High Yield 085791AB7 Berry Plastics Corp 8.875% 9/15/2006 Deutsche Bank       425,000  100.0000  425,000      CM
Fund, VS                      9/15/14

Columbia Marsico    067511105 Bare Escentuals Inc        9/28/2006 CIBC World               32   22.0000      704      CM
  21st Century                                                     Markets
  Fund, VS

Columbia Marsico    067511105 Bare Escentuals Inc        9/28/2006 Goldman Sachs         3,787   22.0000   83,314      CM
  21st Century
  Fund, VS

Columbia Marsico    067511105 Bare Escentuals Inc        9/28/2006 National Financial       17   22.0000      374      CM
  21st Century                                                     Services Corp
  Fund, VS

*BAS was the affiliated underwriter participating in the new issue syndicate
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